Exhibit 99.1

Ocean Power Technologies

Issues Stockholder Vote and Meeting Reminder

MONROE TOWNSHIP, NJ, August 2, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today reminds stockholders that a Special Meeting of the Stockholders of OPT will be held at 9 a.m. Eastern time on August 30, 2024, in virtual format only at www.cesonlineservices.com/optt24_vm, for the purpose of voting on proposals to (i) approve an amendment to OPT’s Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 100,000,000 to 200,000,000, and (ii) approve an adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Board or a committee thereof), to solicit additional proxies if there are not sufficient votes in favor of the charter amendment proposal.

OPT desires to authorize additional shares of common stock to ensure that enough shares will be available in the event the Board of Directors determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities to fund capital investments and international expansion to continue to grow our business, consistent with our strategic plan, (ii) acquire another company or its assets, (iii) provide equity incentives to employees and officers, (iv) permit future stock splits in the form of stock dividends or (v) satisfy other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

The Board recommends a vote “FOR” authorizing the Board to amend the Certificate OF INCORPORATION to increase the number of authorized shares of common stock and the adjournment proposal. YOUR VOTE IS IMPORTANT - NO MATTER HOW MANY SHARES YOU OWN, PLEASE VOTE YOUR SHARES FOR THE PROPOSALS.

OPT stockholders with any questions or requiring assistance in voting their proxy card may contact Sodali & Co., OPT’s proxy solicitation firm, at:

Sodali & Co.

509 Madison Avenue Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: (203) 658-9400

Email: OPTT@investor.sodali.com

For more information about Ocean Power Technologies and its innovative solutions, please visit www.oceanpowertechnologies.com.

Form 10-K - Going Concern

The Company also announces that, as previously disclosed in its Annual Report on Form 10-K for the year ended April 30, 2024, which was filed with the SEC on July 25, 2024, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included an explanatory paragraph related to the Company’s ability to continue as a going concern. This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the year ended April 30, 2024.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the delivery of customers services and the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com